Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Core & Main, Inc. of our report dated April 15, 2021 relating to the financial statements of Core & Main, Inc., which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-256382) of Core & Main, Inc.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
July 23, 2021